For Additional Information:
Ronald A. Miller
Executive VP & CFO
Phone: 585.786.1102
Email: ramiller@fiiwarsaw.com

Financial Institutions, Inc. Announces Third Quarter Results;

Reports Net Loss of $28.4 Million after a Non-Cash OTTI Charge;

Retains “Well-Capitalized” Position

Highlights for the third quarter of 2008 include:

•	Core business operations absent the OTTI charge continued to improve, driven by net interest income of $16.7 million for the third quarter, which increased $559 thousand from the second quarter and

$1.9 million from the third quarter of last year. The increase reflects improved net interest margin and growth of the loan portfolio.

•	Retained a “well-capitalized” equity position with total equity capital of $153 million, a leverage capital ratio of 7.37% and a total risk-based capital ratio of 12.35% at September 30, 2008.

•	Incurred a non-cash charge of $34.6 million for other-than-temporary impairment (“OTTI”) on certain investment securities.

•	Net interest margin increased 4 basis points, to 3.98%, compared with 3.94% for the second quarter of 2008 and has increased 35 basis points from 3.63% for the third quarter of 2007. The improved net interest margin resulted principally from lower funding costs and the benefits associated with a higher percentage of earning assets being deployed in higher yielding loan assets.

•	Loans increased $67 million to $1.078 billion at September 30, 2008 compared with $1.011 billion at

June 30, 2008. Consumer indirect auto loans account for $50 million and commercial-related loans account for $15 million of the third quarter increase in loans.

•	The provision for loan losses was $1.9 million, or $1.4 million more than third quarter net charge offs of $509 thousand, which represented 0.20% of average loans. The allowance for loan losses at

September 30, 2008 was $17.4 million or 1.62% of total loans.

•	Actively considering participation in the U.S. Treasury Department’s Capital Purchase Program as an attractive source of capital.

•	Opened a new branch in Henrietta (metro-Rochester area) with a very strong start; second new branch opening in Greece (also metro-Rochester area) is expected to open in the fourth quarter of 2008.

WARSAW, N.Y., October 29, 2008 — Financial Institutions, Inc. (Nasdaq: FISI), the parent company of Five Star Bank, today reported a net loss of $28.4 million (or $2.68 diluted loss per share) for the quarter ended September 30, 2008, compared to net income of $5.3 million (or $0.44 diluted earnings per share) for the 2007 third quarter. For the nine months ended September 30, 2008, the Company’s net loss totaled $23.0 million (or $2.22 diluted loss per share), compared to net income of $12.3 million (or $1.00 diluted earnings per share) for the comparable 2007 period.

Peter G. Humphrey, President and CEO of FII, commented, “Our third quarter results are reflective of the challenges presented by disruption in the financial and capital markets. The other-than-temporary impairment charge of certain securities in our portfolio reflects our recognition of specific exposures in our investment portfolio and is consistent with the exposures highlighted in our September 10, 2008 press release. We are disappointed in our third quarter results, but remain confident in the strength of our community banking franchise and our opportunities that lie ahead. Our core operations continue to perform well, driven by an expanding net interest margin, solid loan portfolio quality and effective cost controls. We are well positioned to weather this difficult period due to our core banking franchise and core earnings capacity that is built on a foundation of diversified and prudent lending, stable core deposits, and a strong capital position. The Company remains “well capitalized,” and we are actively considering participation in the U.S. Treasury Department’s Capital Purchase Program as an attractive source of capital to support our marketplace opportunities.”

Included in the third quarter 2008 results is an other-than-temporary impairment (“OTTI”) non-cash charge on certain investment securities of $34.6 million pre-tax and $33.2 million after-tax (or $3.09 per diluted share) related to auction rate preferred equity securities collateralized by preferred stock of Fannie Mae and Freddie Mac and pooled trust preferred securities issued principally by financial institutions. For the first nine months of 2008, OTTI charges were $38.3 million pre-tax and $35.5 million after-tax (or $3.27 per diluted share). The tax benefit recognized on the OTTI charge was based on the treatment of a substantial portion of the OTTI charge incurred in the third quarter being classified as a capital loss for tax purposes, which significantly limited the tax benefit. Subsequently, on October 3, 2008, the Emergency Economic Stabilization Act (the “Act”) was enacted, which included a provision permitting banks, under certain circumstances, to recognize losses relating to Fannie Mae and Freddie Mac preferred stock as an ordinary loss, potentially increasing the tax benefit to the Company in the fourth quarter. Contingent upon the U.S. Treasury Department favorably interpreting and implementing certain provisions of the Act, the Company anticipates that it will recognize an additional tax benefit of $12.0 million (or $1.12 per diluted share) in the fourth quarter of 2008. Prior to this OTTI charge, impairment was considered temporary and was recorded as an unrealized loss on securities available-for-sale, which resulted in an equity reduction recognized in other comprehensive income (loss).

Net Interest Income

Net interest income was $16.7 million for the third quarter of 2008, up $559 thousand from the second quarter of 2008 and $1.9 million compared with the third quarter of 2007. Net interest margin improved to 3.98% in the third quarter of 2008 compared with 3.94% in the second quarter of 2008 and 3.63% in the third quarter of 2007. For the first nine months of 2008 net interest income was $48.0 million compared with $42.9 million for the same period in 2007. Net interest margin improved to 3.88% versus 3.45% on a year to date comparative basis. The improved net interest income and net interest margin resulted principally from lower funding costs and the benefits associated with a higher percentage of earning assets being deployed in higher yielding loan assets.

Noninterest Income (Loss)

Noninterest income (loss) for the third quarter of 2008 was $(29.3) million, compared with $932 thousand and $6.3 million in the second quarter of 2008 and the third quarter of 2007, respectively. For the nine months ended September 30, 2008 noninterest income (loss) was $(23.7) million compared with $15.7 million for the same period in 2007. The 2008 periods reflect OTTI charges on investment securities totaling $34.6 million and $3.8 million in the third and second quarters, respectively. Absent the OTTI charges in 2008, noninterest income would have been $5.2 million in the third quarter versus $4.7 million in the second quarter. The increase, exclusive of OTTI charges, is primarily the result of higher income from company owned life insurance due to a $20.0 million investment in bank owned life insurance made during the third quarter of 2008, coupled with an increase in service charges on deposits. The higher level of noninterest income in the third quarter of 2007 included $1.1 million in proceeds from company owned life insurance.

Noninterest Expense

Noninterest expense for the third quarter of 2008 was $13.4 million, compared with $14.4 million and $14.6 million in the second quarter of 2008 and the third quarter of 2007, respectively. The third quarter of 2008 includes a $1.0 million reversal of accrued compensation expense that recognized financial results for 2008 will not meet certain annual incentive targets. Absent this reversal, noninterest expense for the third quarter would have been $14.4 million, basically flat in comparison with the second quarter of 2008 and down slightly from the same quarter last year. For the nine months ended September 30, 2008, noninterest expense was $42.1 million compared with $42.9 million for the same period in 2007. The decreases in both the three and nine-month periods of 2008 compared to those in 2007 are primarily due to lower salaries and benefits expense as previously discussed, partially offset by an increase in occupancy and equipment costs.

Balance Sheet

Total assets at September 30, 2008 were $1.946 billion, up $87.9 million from $1.858 billion at December 31, 2007. Total loans were $1.078 billion at September 30, 2008, an increase of $114.0 million from $964.2 million at December 31, 2007, principally from a $93.0 million increase in indirect auto loans. Total deposits increased $84.4 million to $1.660 billion at September 30, 2008 versus $1.576 billion at December 31, 2007. Total borrowings, including junior subordinated debentures, increased $46.5 million to $114.7 million at September 30, 2008, up from $68.2 million at December 31, 2007. Total shareholders’ equity at September 30, 2008 was $152.8 million compared with $195.3 million at December 31, 2007. The Company’s leverage ratio was 7.37% and total risk-based capital ratio was 12.35% at September 30, 2008 which is within the regulatory standard to be deemed a well-capitalized institution.

Asset Quality

The Company recorded a provision for loan losses of $1.9 million for the third quarter of 2008 compared with a credit for loan losses of $82 thousand in the third quarter of 2007. The increase in the provision for loan losses is primarily due to growth and the changing mix of the loan portfolio, partially offset by reduced nonperforming loans from the year ago period. Net charge-offs of $509 thousand for the third quarter of 2008 represented 20 basis points (annualized) of average loans. For the first nine months of 2008 net charge-offs were $2.1 million, or 28 basis points (annualized) of average loans, compared with $1.2 million, or 17 basis points (annualized) of average loans, for the first nine months of 2007. The increase in net charge-offs in 2008 related principally to the commercial mortgage and consumer indirect loan portfolios.

The allowance for loan losses was $17.4 million at September 30, 2008 compared with $15.5 million December 31, 2007. Nonperforming loans were $7.6 million at September 30, 2008 compared with $6.3 million and $8.1 million at June 30, 2008 and December 31, 2007, respectively. The ratio of allowance for loans losses to nonperforming loans improved to 228% at September 30, 2008 versus 192% at December 31, 2007.

About Financial Institutions, Inc.

With $1.9 billion in assets, Financial Institutions, Inc. provides diversified financial services through its subsidiaries, Five Star Bank and Five Star Investment Services, Inc. Five Star Bank provides a wide range of consumer and commercial banking services to individuals, municipalities and businesses through a network of 51 offices and 71 ATMs in Western and Central New York State. Five Star Investment Services provides brokerage and insurance products and services within the same New York State markets. The consolidated entity includes approximately 670 employees. The Company’s stock is listed on the Nasdaq Global Select Market under the symbol FISI. Additional information is available at the Company’s website: www.fiiwarsaw.com.

Safe Harbor Statement

This press release may contain forward-looking statements as defined by federal securities laws. These statements may address issues that involve significant risks, uncertainties, estimates and assumptions made by management. Actual results could differ materially from current beliefs or projections. There are a number of important factors that could affect the Company’s forward-looking statements which include its ability to implement its strategic plan, its ability to redeploy investment assets into loan assets, the attitudes and preferences of its customers, the competitive environment, fluctuations in the fair value of securities in the investment portfolio, general economic and credit market conditions nationally and regionally, availability of capital under the U.S. Treasury Department’s Capital Purchase Program, final determination of the tax treatment of losses relating to Fannie Mae and Freddie Mac preferred stock and other factors discussed in the Company’s filings with the Securities and Exchange Commission. The Company undertakes no obligation to revise these statements following the date of this press release.

*****

FINANCIAL INSTITUTIONS, INC.
Summary of Quarterly Financial Data (Unaudited)

			Quarterly Trends
	Nine months ended		2008			2007
	September 30,		Third	Second	First	Fourth	Third
	2008	2007	Quarter	Quarter	Quarter	Quarter	Quarter
SELECTED INCOME STATEMENT DATA
(Dollar amounts in thousands)
Interest income	$74,366	78,816	24,558	24,536	25,272	26,397	26,553
Interest expense	26,348	35,947	7,812	8,349	10,187	11,192	11,692

Net interest income	48,018	42,869	16,746	16,187	15,085	15,205	14,861
Provision (credit) for loan losses	3,965	(235)	1,891	1,358	716	351	(82)

Net interest income after provision
(credit) for loan losses	44,053	43,104	14,855	14,829	14,369	14,854	14,943

Noninterest income (loss):
Service charges on deposits	7,812	8,114	2,794	2,518	2,500	2,818	2,778
ATM and debit card	2,460	2,079	852	856	752	805	735
Broker-dealer fees and commissions	1,223	1,053	363	401	459	343	323
Loan servicing	530	707	112	232	186	221	259
Company owned life insurance	269	1,139	223	27	19	116	1,090
Net gain on sale of loans held for sale	304	589	48	92	164	190	313
Net gain (loss) on sale of other assets	254	160	102	115	37	(58)	59
Net gain on investment securities	232	118	12	47	173	88	67
Impairment charge on investment
securities	(38,345)	—	(34,554)	(3,791)	—	—	—
Other	1,589	1,719	700	435	454	479	710

Total noninterest income (loss)	(23,672)	15,678	(29,348)	932	4,744	5,002	6,334

Noninterest expense:
Salaries and employee benefits	23,626	24,935	7,021	8,169	8,436	8,240	8,574
Occupancy and equipment	7,789	7,321	2,642	2,567	2,580	2,582	2,422
Computer and data processing	1,764	1,593	603	580	581	533	547
Professional services	1,504	1,548	467	480	557	533	476
Supplies and postage	1,353	1,283	475	437	441	379	443
Advertising and promotions	905	1,006	472	283	150	396	322
Other	5,126	5,200	1,729	1,869	1,528	1,880	1,825

Total noninterest expense	42,067	42,886	13,409	14,385	14,273	14,543	14,609

(Loss) income before income taxes	(21,686)	15,896	(27,902)	1,376	4,840	5,313	6,668
Income tax expense (benefit)	1,330	3,585	524	(255)	1,061	1,215	1,414

Net (loss) income	$(23,016)	12,311	(28,426)	1,631	3,779	4,098	5,254

Less: Preferred stock dividends	1,112	1,113	371	370	371	370	371
Net (loss) income available to
common shareholders	$(24,128)	11,198	(28,797)	1,261	3,408	3,728	4,883
STOCK AND RELATED PER SHARE DATA
Net (loss) income per share – basic	$(2.22)	1.00	(2.68)	0.12	0.31	0.34	0.44
Net (loss) income per share – diluted	$(2.22)	1.00	(2.68)	0.12	0.31	0.34	0.44
Cash dividends declared	$0.44	0.33	0.15	0.15	0.14	0.13	0.12
Common dividend payout ratio (7)	NA%	33.00	NA	125.00	45.16	38.24	27.27
Dividend yield (annualized)	2.94%	2.46	2.98	3.76	2.97	2.89	2.65
Stock price (Nasdaq: FISI):
High	$22.50	23.71	22.50	20.00	20.78	19.80	20.46
Low	$14.82	16.18	14.82	15.25	15.10	16.42	16.18
Close	$20.01	17.94	20.01	16.06	18.95	17.82	17.94

FINANCIAL INSTITUTIONS, INC.
Summary of Quarterly Financial Data (Unaudited)

			Quarterly Trends
	Nine months ended		2008			2007
	September 30,		Third	Second	First	Fourth	Third
	2008	2007	Quarter	Quarter	Quarter	Quarter	Quarter
SELECTED AVERAGE BALANCES
(Amounts in thousands)
Investment securities (1)	$739,896	819,467	721,419	744,648	753,823	786,343	810,792
Loans (2):
Commercial	147,044	116,582	150,373	150,380	140,340	129,438	121,258
Commercial real estate	245,560	245,038	246,746	244,688	245,232	242,336	243,230
Agriculture	45,283	54,336	45,965	44,504	45,373	50,448	54,017
Residential real estate	169,939	164,443	173,175	169,925	166,682	167,551	166,589
Consumer indirect	165,153	113,360	200,586	156,728	137,756	132,372	122,095
Consumer direct and home equity	225,050	238,488	222,241	223,906	229,035	232,228	235,205

Total loans	998,029	932,247	1,039,086	990,131	964,418	954,373	942,394
Total interest-earning assets	1,768,567	1,789,995	1,774,201	1,771,801	1,759,635	1,756,169	1,766,511
Total assets	1,899,023	1,914,561	1,908,577	1,897,514	1,890,874	1,884,712	1,890,669
Interest-bearing liabilities:
Interest-bearing demand	343,247	338,713	342,188	342,463	345,102	337,179	325,675
Savings and money market	368,882	342,064	366,449	378,799	361,425	358,198	333,895
Certificates of deposit	613,443	684,510	591,025	615,950	633,599	635,825	663,845
Borrowings	87,200	83,817	118,023	73,902	69,335	71,092	90,312

Total interest-bearing liabilities	1,412,772	1,449,104	1,417,685	1,411,114	1,409,461	1,402,294	1,413,727
Noninterest-bearing demand deposits	279,064	262,769	294,136	275,570	267,322	276,535	275,228
Total deposits	1,604,636	1,628,056	1,593,798	1,612,782	1,607,448	1,607,737	1,598,643
Total liabilities	1,707,733	1,730,682	1,727,473	1,702,211	1,693,300	1,694,297	1,706,111
Net earning assets	355,795	340,891	356,516	360,687	350,174	353,875	352,784
Shareholders’ equity	191,290	183,879	181,104	195,303	197,574	190,415	184,558
Common equity (3)	173,710	166,284	163,527	177,722	179,993	172,834	166,977
Tangible common equity (4)	$135,861	128,129	125,754	139,872	142,067	134,832	128,899
Common shares outstanding:
Basic	10,852	11,198	10,738	10,879	10,938	11,022	11,091
Diluted	10,852	11,231	10,738	10,928	10,975	11,043	11,114
SELECTED AVERAGE YIELDS/
RATES AND RATIOS
(Tax equivalent basis)
Investment securities	4.87%	4.83	4.66	4.92	5.05	5.13	4.93
Loans	6.71%	7.32	6.52	6.65	6.97	7.25	7.40
Total interest-earning assets	5.87%	6.14	5.73	5.83	6.05	6.28	6.25
Interest-bearing demand	1.02%	1.73	0.86	0.89	1.30	1.61	1.63
Savings and money market	1.13%	1.69	0.93	1.02	1.47	1.70	1.60
Certificates of deposit	3.80%	4.65	3.33	3.72	4.31	4.54	4.63
Borrowings	4.83%	5.45	4.30	5.05	5.51	5.63	5.57
Total interest-bearing liabilities	2.49%	3.32	2.19	2.38	2.91	3.17	3.28
Net interest rate spread	3.38%	2.82	3.54	3.45	3.14	3.11	2.97
Net interest rate margin	3.88%	3.45	3.98	3.94	3.73	3.75	3.63
Net (loss) income (annualized returns on):
Average assets	-1.62%	0.86	-5.93	0.35	0.80	0.86	1.10
Average equity	-16.07%	8.95	-62.44	3.36	7.69	8.54	11.29
Average common equity (5)	-18.55%	9.00	-70.06	2.85	7.62	8.56	11.60
Average tangible common equity (6)	-23.72%	11.69	-91.10	3.63	9.65	10.97	15.03
Efficiency ratio (8)	63.17%	69.41	58.10	64.21	67.64	66.84	67.07
Equity to assets	10.07%	9.60	9.49	10.29	10.45	10.10	9.76
Common equity to assets (5)	9.15%	8.69	8.57	9.37	9.52	9.17	8.83
Tangible common equity to tangible assets (6)	7.30%	6.83	6.72	7.52	7.67	7.30	6.96

FINANCIAL INSTITUTIONS, INC.
Summary of Quarterly Financial Data (Unaudited)

	2008			2007
	September 30,	June 30,	March 31,	December 31,	September 30,
SELECTED BALANCE SHEET DATA
(Amounts in thousands)
Cash and cash equivalents	$76,704	63,049	102,999	46,673	58,421
Investment securities:
Available for sale	607,357	669,752	688,504	695,241	742,716
Held-to-maturity	64,434	56,508	57,631	59,479	56,885

Total investment securities	671,791	726,260	746,135	754,720	799,601
Loans held for sale	1,008	926	1,099	906	107
Loans:
Commercial	156,809	140,745	144,976	136,780	123,226
Commercial real estate	248,267	250,872	245,148	245,797	241,981
Agriculture	46,490	45,231	44,162	47,367	53,877
Residential real estate	173,893	172,396	168,738	166,863	167,771
Consumer indirect	227,971	177,967	142,565	134,977	128,016
Consumer direct and home equity	224,693	223,538	226,855	232,389	234,800

Total loans	1,078,123	1,010,749	972,444	964,173	949,671
Allowance for loan losses	17,420	16,038	15,549	15,521	15,611

Total loans, net	1,060,703	994,711	956,895	948,652	934,060
Total assets	1,945,819	1,895,448	1,912,652	1,857,876	1,902,985
Total interest-earning assets	1,789,499	1,749,808	1,771,676	1,722,122	1,757,904
Deposits:
Noninterest-bearing demand	293,027	288,258	268,419	286,362	284,252
Interest-bearing demand	376,098	338,290	356,758	335,314	346,652
Savings and money market	383,456	372,317	380,167	346,639	346,338
Certificates of deposit	607,833	596,890	622,628	607,656	639,020

Total deposits	1,660,414	1,595,755	1,627,972	1,575,971	1,616,262
Borrowings	114,684	89,465	70,336	68,210	79,221
Total interest-bearing liabilities	1,482,071	1,396,962	1,429,889	1,357,819	1,411,231
Net interest-earning assets	307,428	352,846	341,787	364,303	346,673
Shareholders’ equity	152,770	188,998	197,364	195,322	188,324
Common shareholders’ equity (3)	135,195	171,417	179,783	177,741	170,743
Tangible common shareholders’ equity (4)	97,468	133,614	141,903	139,786	132,711
Securities available for sale – fair value adjustment
included in shareholders’ equity	$(9,797)	(5,803)	944	(500)	(3,581)
Common shares outstanding	10,806	10,913	10,992	11,011	11,082
Treasury shares	542	435	356	337	266

FINANCIAL INSTITUTIONS, INC.
Summary of Quarterly Financial Data (Unaudited)

	2008			2007
	September 30,	June 30,	March 31,	December 31,	September 30,
CAPITAL RATIOS
Leverage ratio	7.37%	9.17	9.38	9.35	9.23
Tier 1 risk-based capital	11.10%	14.58	15.34	15.74	15.71
Total risk based capital	12.35%	15.83	16.59	16.99	16.96
Common equity to assets	6.95%	9.04	9.40	9.57	8.97
Tangible common equity to tangible assets (4)	5.11%	7.19	7.57	7.68	7.12
Common book value per share	$12.51	15.71	16.36	16.14	15.41
Tangible common book value per share (4)	$ 9.02	12.24	12.91	12.69	11.98
ASSET QUALITY DATA
(Dollar amounts in thousands)
Nonaccrual loans	$7,609	6,254	7,353	8,075	8,295
Accruing loans past due 90 days or more	32	1	2	2	—

Total non-performing loans	7,641	6,255	7,355	8,077	8,295
Foreclosed assets	1,009	1,235	1,257	1,421	1,625

Total non-performing assets	$8,650	7,490	8,612	9,498	9,920

Net loan charge-offs	$509	869	687	441	829
Net charge-offs to average loans (annualized)	0.20%	0.35	0.29	0.18	0.35
Total non-performing loans to total loans	0.71%	0.62	0.76	0.84	0.87
Total non-performing assets to total assets	0.44%	0.40	0.45	0.51	0.52
Allowance for loan losses to total loans	1.62%	1.59	1.60	1.61	1.64
Allowance for loan losses to non-performing loans	228%	256	211	192	188

(1) Average investment securities shown at amortized cost.
(2) Includes nonaccrual loans.

(3) Excludes preferred shareholders’ equity.

(4) Excludes preferred shareholders’ equity, goodwill and other intangible assets.

(5) Net income available to common shareholders divided by average common equity.

(6) Net income available to common shareholders divided by average tangible equity.

(7) Common dividend payout ratio equals dividends declared during the period divided by earnings per share for the equivalent period. There is no ratio shown for periods where the Company both declares a dividend and incurs a loss during the period because the ratio would result in a negative payout since the dividend declared (paid out) will always be greater than 100% of earnings.

(8) Efficiency ratio equals noninterest expense less other real estate expense and amortization of intangible assets as a percentage of net revenue, defined as the sum of tax-equivalent net interest income and noninterest income before net gains and impairment charges on investment securities, proceeds from company owned life insurance included in income and net gain on sale of trust relationships.